Exhibit 10.74

Amendment

to

Master Agreement

This Amendment, made as of the 1st day of August, 1991, by and between Inter-Regional Financial Group, Inc., a Delaware corporation (“IFG”), and Brookfield Development California Inc., a California corporation (“BDC”).

Recitals

IFG and BCED Minnesota Inc. are parties to a certain Master Agreement dated as of February 6, 1989.

BCED Minnesota Inc. has transferred the real property which is the subject of the Master Agreement to BDC and has assigned its interest under the Master Agreement to BDC.

IFG and BDC desire to amend the Master Agreement as hereinafter set forth.

Accordingly, in consideration of the mutual covenants set forth in this Amendment, IFG and BDC agree as follows:

1.        Definitions. Defined terms used in this Amendment shall have the meanings ascribed thereto in the Master Agreement, unless otherwise expressly provided herein. The lease contemplated by this Amendment is hereinafter referred to as the “Substitute Lease.” The premises which would be leased pursuant to the Substitute Lease are hereinafter referred to as the “leased premises.”

2.        Surrender of Retail Lease. IFG hereby absolutely and unconditionally surrenders its right to lease space in the Retail Facility as contemplated by Section 7.1 of the Master Agreement. Accordingly, Section 7.1 of the Master Agreement is hereby deleted in its entirety.

3.        Non-profit Organization Lease. In exchange for the surrender by IFG of its right to the Retail Lease, BDC hereby agrees to lease 1000 square feet of rentable area, or less at IFG’s option, in the Retail Facility to a non-profit organization, pursuant to the Substitute Lease, upon and subject to the following terms and conditions:

3.1        Tenant. The tenant shall be a non-profit charitable organization qualified under Section S01(c)(3) of the Internal Revenue Code selected by IFG, which organization and the use to be made by it of the leased premises shall be subject to the approval of BDC, which shall not be unreasonably withheld or delayed (as so selected and approved, the “Approved Tenant”). IFG shall make such selection and give written notice thereof to BDC within two (2) years after the date hereof, failing which BDC and IFG shall have no further obligation or liability under this Section 3.

3.2        Premises. The leased premises shall be at a mutually acceptable location, suitable for the use and purposes intended by the Approved Tenant, on the concourse level (that is, lower level 1), level 3 or level 4 of the Retail Facility. BDC’s reasonable determination as to the level on which the leased premises will be located shall be controlling. In no event shall BOC be required to offer or lease to the Approved Tenant, or IFG be permitted to require the lease of any space within the Retail Facility which has been previously leased or committed to another tenant, or any space which in BDC’s reasonable opinion constitutes prime space within the Retail Facility.

3.3        BDC Right to Relocate. The Substitute Lease shall provide that if BDC determines, on a one-time-only basis, that it is necessary or desirable that the Approved Tenant vacate the leased premises or that the leased premises be altered in connection with BDC’s expansion, reduction, removal, renovation or construction of new or existing improvements after the initial opening of the Shopping Center, then BDC may lease to the Approved Tenant other comparable premises within the Shopping Center on the same rent, terms and conditions as those contained in the Substitute Lease for the balance of the remaining Substitute Lease term, provided that BOC pays all reasonable costs to be incurred in relocating the Approved Tenant to such comparable premises and in improving said premises, to the extent necessary, prior to such relocation, to make the premises comparable to the leased premises as improved just prior to such relocation.

3.4        Form of Lease. The Substitute Lease shall be directly between BDC and the Approved Tenant and the first negotiating draft of such lease will be prepared by BDC. Although references are made in Section 3.5 of this Amendment to BDC’s form Shopping Center Lease captions and section numbers, nothing contained herein shall bind either party with respect to any provisions of the Substitute Lease except to the extent specifically provided in this Amendment.

3.5        Fundamental Lease Provisions. Article 1, Fundamental Lease Provisions, of said lease, shall be completed as follows:

Tenant: The name of the Approved Tenant. In no event shall IFG have any liability or obligation under or arising in any way out of the Substitute Lease.

dba:  The name of the Approved Tenant or, subject to the approval of BDC, such other name under which the Approved Tenant conducts its Section S01(c) (3) activities.

Lease Term:  Two (2) years, plus the lesser of (a) ninety (90) days or (b) the number of days it takes the Approved Tenant to construct its leasehold improvements and open to the public.

Rental: None.  The space to be leased to the Approved Tenant shall be leased free of any minimum, percentage or other rent.

Marketing Assessment:  None. Advertising Assessment: None.

Security Deposit:  None.

Other Changes:  The Approved Lease shall include the following:

(a)        Articles 5 and 6 shall be deleted.

(b)        The permitted use under Section 7.1 shall be the specific use approved by BOC pursuant to Section 3.1 above.

(c)        Section 16.3 shall be deleted.

(d)        The Approved Tenant shall not be obligated to payor reimburse BOC for any “expenses in connection with said Common Area” under Article 19, nor any “Enclosed Mall operation and maintenance expenses” under Article 20.

(e)        The Approved Tenant shall not be obligated to pay any amounts or participate in any activities under Article 29, provided that BOC may, to the extent reasonable and appropriate, require the Approved Tenant to participate, without expense to the Approved Tenant, in certain of the activities under Article 29 from time to time.

(f)        BOC will, at BOC’s cost, deliver to the Approved Tenant the leased premises in typical shell condition for the retail space in the Retail Facility and will provide, at BOC’s cost, sprinklering as required by the Approved Tenant’s plans. BOC will, upon commencement of the Lease Term for the Substitute Lease, pay to the Approved Tenant an allowance for tenant improvements to the leased premises (which will include ceiling and work above the ceiling, other than sprinklering) equal to the product of $40.00 times the square footage of such space.

(g)        The Substitute Lease will include such other terms and conditions as are reasonably agreed upon by the parties.

3.6        Authorization.  The Approved Tenant shall, at the time of delivery, provide evidence reasonably satisfactory to BDC that the Substitute Lease has been duly authorized, executed and delivered by the Approved Tenant.

4.        Surrender of Mechanical Floor Lease.  IFG hereby absolutely and unconditionally surrenders its right to lease space on one of the Mechanical Floors as contemplated by Section 7.2 of the Master Agreement. Accordingly, Section 7.2 of the Master Agreement is hereby deleted in its entirety.

5.        Amended Completion Date Definitions.  Clause (iv) of the definition of “Completion Date” on page 2 of the Master Agreement is hereby deleted is its entirety.

6.        Future Storage Space.  In exchange for the surrender for IFG of its right to the Mechanical Floor Lease, BDC agrees to lease up to 2,500 square feet of rentable area on a Mechanical Floor to IFG, at IFG’s option, for storage purposes. Any such lease shall be in the form of the then standard lease for a Mechanical Floor, with such changes thereto as the parties may agree, both acting reasonably and in good faith. BDC will use good faith efforts to reasonably advise IFG of any significant changes in the availability of space. If IFG wishes to lease space pursuant to this paragraph 5 (and if the space is otherwise available and uncommitted), BDC will lease such space to IFG on market terms.

7.        Miscellaneous.  As amended hereby, the Master Agreement shall be and remain in full force and effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

In Witness Whereof, IFG and BOC have executed this Amendment as of the date first set forth above.

Inter-Regional Financial Group, Inc.

By:	/s/ Authorized Signatory
Its Sr. Vice President

Brookfield Development
California Inc.

By:	/s/ Authorized Signatory
Its SENIOR VICE PRESIDENT
And:	/s/ Authorized Signatory
Its ASSISTANT SECRETARY

CONSENT

The Toronto-Dominion Bank, a Canadian chartered bank acting through its Grand Cayman Islands B.W.I. Branch (“Lender”), hereby consents to foregoing Amendment to Master Agreement between Brookfield Development California Inc., and Inter-Regional Financial Group, Inc.

THE TORONTO-DOMINION BANK,
Acting Through Its Grand Cayman
Islands, B.W.I. Branch

By:	/s/ Authorized Signatory
Its MANAGING DIRECTOR-REAL ESTATE

CONSENT

Norwest Bank Minnesota, N.A. hereby consents to the foregoing Amendment to Master Agreement Lease of Office Space between Brookfield Development California Inc., and Inter-Regional Financial Group, Inc. dated 8/1/91.

NORWEST BANK MINNESOTA,
N.A.

By:	/s/ Authorized Signatory
Its V.P.